EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces Closing of Public Offering of
Common Stock and Full Exercise of Underwriter’s Over-Allotment
Option

Coeur d’Alene, Idaho – December 26, 2012 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”), announced today that it has closed the previously announced underwritten public offering of its common stock. The Company offered 5,000,000 shares of its common stock at $0.20 per share to the public.  Timberline also granted the underwriter a 45-day option to purchase at the public offering price up to an aggregate of 750,000 additional shares of common stock to cover over-allotments, which over-allotment option was exercised by the underwriters and also closed, resulting in a total offering of 5,750,000 shares.  Timberline received gross proceeds from the offering, including the exercised over-allotment option, before deducting the underwriting discount and estimated offering expenses payable by Timberline, of approximately $1.15 million.

Timberline intends to use the net proceeds from the offering for exploration of our Lookout Mountain Project in Nevada, exploration and development of other existing or acquired mineral properties, working capital requirements, acquisitions, or for other general corporate purposes.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

A shelf registration statement on Form S-3 and accompanying base prospectus relating to the shares was filed with the Securities and Exchange Commission ("SEC") and is effective. A final prospectus supplement containing important information relating to these securities was filed with the SEC. Copies of the final prospectus supplement relating to the offering may be obtained from the offices of  Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010or email:prospectus@aegiscap.com.  Electronic copies of the prospectus supplement and accompanying prospectus are also available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.  The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the preliminary prospectus supplement, the accompanying base prospectus or the registration statement.

About Timberline Resources

Timberline Resources Corporation is exploring advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana where gold production is targeted to commence in mid-2013. Timberline’s exploration is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended use of any proceeds from the offering. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:
Paul Dircksen, CEO
Phone: 208.664.4859

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